Registration No. 333-00321


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                  POST EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8

                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933




                  FIRST CHARTER CORPORATION
      (Exact name of registrant as specified in its charter)


          North Carolina
                                        56-1355866
  (State or other jurisdiction     (I.R.S. Employer
of incorporation or organization)  Identification No.)


         22 Union Street, North
        Concord, North Carolina               28025
(Address of Principal Executive Offices)   (Zip Code)


    FIRST CHARTER CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)


                 Lawrence M. Kimbrough, President
                    First Charter Corporation
                      22 Union Street, North
                   Concord, North Carolina 28025
             (Name and address of agent for service)


                       (704) 786-3300
   Telephone number, including area code, of agent for service




                         With copies to:
                      Anne Team Kelly, Esq.
               Smith Helms Mulliss & Moore, L.L.P.
                      Post Office Box 31247
                 Charlotte, North Carolina 28231



     First Charter Corporation (the "Company") hereby deregisters 156,903 shares (as adjusted to reflect a 6-for-5 stock split declared in the second quarter of 1997) of its Common Stock, no par value per share (the "Common Stock"), previously registered in connection with the First Charter Corporation 1996 Employee Stock Purchase Plan (the "1996 ESPP"). The Registration Statement on Form S-8 filed in connection with the 1996 ESPP registered the maximum amount of shares that could be issued to participants pursuant to the 1996 ESPP. The 1996 ESPP terminated by its terms effective at the end of fiscal year 1997, and 23,097 shares (as adjusted) of Common Stock were purchased by or issued to participants pursuant to the 1996 ESPP.



                            SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on March 30, 1998.


                   FIRST CHARTER CORPORATION


                   By:  /s/ DAVID E. KEUL
                             David E. Keul
                             Assistant Treasurer and Assistant
                             Corporate Secretary